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                                                                  Exhibit (d)(5)


                     BENEFICIAL OWNER LISTING CERTIFICATION

             Colonial Intermediate High Income Fund Rights Offering

         The undersigned, a bank, broker or other nominee holder of rights ("Rights") to purchase shares of beneficial interest, no par value (the "Shares"), of Colonial Intermediate High Income Fund (the "Fund") pursuant to the Rights Offering (the "Offer") described and provided for in the Fund's Prospectus dated May 19, 1998 (the "Prospectus"), hereby certifies to the Fund and to First Data Investor Services Group, Inc., as Subscription Agent for such Offer, that for each numbered line filled in below, the undersigned has exercised, on behalf of the beneficial owner thereof (which may be the undersigned), the number of Rights specified on such line pursuant to the Primary Subscription (as defined in the Prospectus) and such beneficial owner wishes to subscribe for the purchase of additional Shares pursuant to the Over-Subscription Privilege (as defined in the Prospectus), in the amount set forth in the third column of such line.




Number of Record Date         NUMBER OF RIGHTS                NUMBER OF SHARES
  Shares Owned            Exercised Pursuant to the       Requested Pursuant to the
                            Primary Subscription         Over-Subscription Privilege

1  ____________________    _________________________     ____________________________

2  ____________________    _________________________     ____________________________

3  ____________________    _________________________     ____________________________

4  ____________________    _________________________     ____________________________

5  ____________________    _________________________     ____________________________

6  ____________________    _________________________     ____________________________

7  ____________________    _________________________     ____________________________

8  ____________________    _________________________     ____________________________

9  ____________________    _________________________     ____________________________

10 ____________________    _________________________     ____________________________




_____________________________ vested




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Name of Nominee Holder

By: _____________________________
    Name: _______________________
    Title: ______________________
Dated: ____________________, 1998


Provide the following information, if applicable:

_______________________________________          Name of Broker: ______________
Depository Trust Corporation ("DTC")
Participant Number


_______________________________________          Address: _____________________
DTC Primary Subscription Confirmation
Number(s)






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